CUSIP No. 0005538P 10 4            SCHEDULE 13D                         11 of 11

                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f) (1) under the Securities Exchange act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need to be filed on their behalf with respect to the beneficial ownership of any equity securities of BEI Technologies, Inc. or any subsequent acquisitions or dispositions of equity securities of BEI Technologies, Inc. by any of the undersigned.

/S/ CHARLES CROCKER
---------------------------
Charles Crocker

5/11/98
----------------
Date

Fund B for benefit of Charles Crocker, III
Charles Crocker, Trustee

by: /S/ CHARLES CROCKER
    ---------------------------
    Charles Crocker, Trustee

5/11/98
----------------
Date

Abigail E. Crocker Trust

/S/ CHARLES CROCKER
---------------------------
Charles Crocker, Trustee
     for Abigail E. Crocker

5/11/98
----------------
Date

Sarah C. Crocker Trust

/S/ CHARLES CROCKER
---------------------------
Charles Crocker, Trustee
     for Sarah C. Crocker

5/11/98
----------------
Date